EXHIBIT 99.1

MEDIA CONTACT: Astrid Stevenson RedEnvelope (415) 371-9100 x 293

INVESTOR CONTACT: Jordan Goldstein Leigh Parrish Financial Dynamics (415) 439-4500
6:30 AM EDT

REDENVELOPE UPDATES FOURTH QUARTER REVENUE OUTLOOK

SAN FRANCISCO, CA (April 12, 2004) — RedEnvelope, Inc. (NASDAQ: REDE), the premier multi-channel gift retailer, updated its revenue outlook for the fourth quarter of fiscal year 2004 which ended March 28, 2004.

Total net revenues for the quarter are currently anticipated to be in a range of $16.9 million to $17.3 million. During the fourth quarter of fiscal 2003, total net revenues were $15.1 million.

Alison May, President and Chief Executive Officer, noted, “We were able to return to double-digit sales growth for the quarter. We also experienced higher full-price sell through, as we offered fewer sale items than the corresponding period in the prior year. We believe that this increase in sales provides further evidence that our products are well received in the marketplace. We will continually strive to find new and better ways of attracting customers to RedEnvelope so they can experience our wonderful assortment of gifts for every occasion.”

“As we noted in February, we have made strides in addressing issues at our distribution center since the Holiday period. Both our accuracy rate and personalization turnaround time exceeded our expectations. However, we continue to make improvements to our systems and processes to ensure our customers enjoy their shopping experience with us,” Ms. May added.

After the close of the market on May 11, 2004, RedEnvelope plans to issue financial results for the fourth quarter and fiscal year ended March 28, 2004. The company will sponsor a management presentation that will be broadcast over the Internet at 2 pm PDT on May 11. To access this presentation, interested parties may go to the company’s home page at www.RedEnvelope.com and follow the link entitled “May 11 Management Presentation” that will be located on the “about RedEnvelope” page.

RedEnvelope, Inc. is a multi-channel retailer of upscale gifts for every occasion, every day. RedEnvelope offers a unique assortment of imaginative gifts through its catalog and website, www.RedEnvelope.com.

This press release contains information regarding preliminary and unaudited results for the fourth quarter of fiscal year 2004. Actual results could differ for a variety of reasons, including customer returns and other revenue and inventory-related adjustments. This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, including statements regarding our anticipated results for the fourth quarter of fiscal year 2004 and systems and process improvements we currently plan to undertake. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to: final accounting and auditing of our financial results for the fourth quarter; unanticipated delays, expenses or other difficulties in implementing software systems; termination of existing marketing relationships or failure to develop successful new marketing relationships; any significant disruption of our operations due to network or systems failures or disruptions, power outages, regulatory actions, natural disasters or attacks; our limited operating history; difficulties encountered in predicting consumer preferences, managing inventory levels or gaining access to popular products; increased or more effective competition from other retailers; difficulties encountered in managing our growth; difficulties encountered in, or increased costs of, fulfillment; increased costs for, or delays in the receipt of, merchandise ordered by us; increases in shipping, advertising or marketing costs; lower-than-expected utilization of electronic commerce by consumers; product returns that exceed expectations; litigation that may have an adverse effect on our product offerings or reputation; changes in key management personnel; difficulties encountered in properly staffing our operations or providing satisfactory customer service; changes in government or regulatory requirements affecting e-commerce that may restrict, or increase the cost of, our operations, and other risk factors described in detail in our Prospectus dated September 24, 2003, and our Report on Form 10-Q for the period ended December 28, 2003, including, without limitation, those discussed under the captions, “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Factors that May Affect Future Operating Results,” both of which documents are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. These forward-looking statements are made only as of the date of this press release, and RedEnvelope undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

RedEnvelope and the RedEnvelope logo are registered trademarks of RedEnvelope, Inc.

###